CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 64 to Registration Statement No. 2-90309 on Form N-1A under the Securities Act of 1933, of our reports dated February 22, 2008, relating to the financial statements and financial highlights of Summit Mutual Funds, Inc. – Pinnacle Series, including Zenith Portfolio, Bond Portfolio, Lifestyle ETF Market Strategy Target Portfolio, Lifestyle ETF Market Strategy Aggressive Portfolio, Lifestyle ETF Market Strategy Conservative Portfolio, Natural Resources Portfolio, Inflation Protected Plus Portfolio, S&P 500 Index Portfolio, S&P MidCap 400 Index Portfolio, Russell 2000 Small Cap Index Portfolio, EAFE International Index Portfolio, Nasdaq-100 Index Portfolio, Lehman Aggregate Bond Index Portfolio and Balanced Index Portfolio appearing in the Annual Report on Form N-CSR of Summit Mutual Funds, Inc. – Pinnacle Series for the year ended December 31, 2007, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP

Chicago, Illinois
April 28, 2008